UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	October 24, 2005
(Date of earliest event reported)	October 18, 2005

Old Second Bancorp, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-10537	36-3143493
(Commission File Number)	(I.R.S. Employer Identification Number)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Item 1.02  Termination of a Material Definitive Agreement

On October 18, 2005, the Board of Directors of Old Second Bancorp, Inc. (the “Company”) agreed to terminate the Old Second Bancorp, Inc. Supplemental Executive Retirement Plan (the “SERP”) and the related supplemental executive retirement agreements that the Company is party to with several of its individual executives, including Mr. William Skoglund, the Company’s President and Chief Executive Officer, and Mr. Douglas Cheatham, the Company’s Senior Vice President and Chief Financial Officer.  Such termination is effective as of December 30, 2005.  In anticipation of the termination, the Board of Directors also authorized an amendment to the SERP to provide for the payout of accrued benefits under the SERP.  The Board of Directors took this action as a result of the changes in the law relating to deferred compensation plans.

Termination of the SERP will have no effect on results of operations and no material impact in the Company’s balance sheet.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

10.1  Amendment 2005-1 to the Old Second Bancorp, Inc. Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: October 24, 2005	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Senior Vice President
and Chief Financial Officer